SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A2

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



 Date of Report (date of earliest event reported): January 11, 2002
                                                       (December 28, 2001)

                      Furniture Brands International, Inc.
               (Exact name of Registrant as specified in charter)


       Delaware                       I-91                 43-0337683
-------------------------      -------------------    ---------------------
(State of Incorporation)          (Commission            (IRS Employer
                                   File Number)       Identification Number)




                101 South Hanley Road, St. Louis, Missouri 63105
                ------------------------------------------------
                    (Address of principal executive offices)




                                 (314) 863-1100
                                 --------------
                         (Registrant's telephone number)

Item 7. Financial Statements and Exhibits.

     On January 11, 2002 the Company filed a Form 8-K Current Report announcing the acquisition of substantially all the assets of Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith Inc. and Maitland-Smith Pacific, LTD by HDM Furniture Industries, Inc., a wholly-owned subsidiary of the Company. Pursuant to this amendment the following financial statements and pro forma information are now being filed as parts of this Form 8-K Current Report.

(a)  Financial statements of business acquired.

Combined Financial Statements of Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith Pacific Ltd. and Maitland-Smith, Inc. and Subsidiaries:

Report of Independent Accountants............................................. 6

Combined Balance Sheet as of December 31, 2000................................ 7

Combined Statement of Operations for the year ended December 31,
2000.......................................................................... 8

Combined  Statement of Equity and Comprehensive Loss for the year ended December
31, 2000...................................................................... 9

Combined Statement of Cash Flows for the year ended December 31,
2000......................................................................... 10

Notes to Combined Financial Statements........................................11

Unaudited Combined Financial Statements of Henredon Furniture Industries,  Inc.,
Drexel   Heritage   Furnishings,   Inc.,   Maitland-Smith   Pacific   Ltd.   and
Maitland-Smith, Inc. and Subsidiaries:

Combined Balance Sheet as of September 30, 2001 (Unaudited).................. 25

Combined  Statements of Operations for the nine months ended  September 30, 2001 and 2000(Unaudited)...........................................................26

Combined  Statement of Equity and  Comprehensive  Loss for the nine months ended
September 30, 2001 (Unaudited)................................................27

Combined  Statements of Cash Flows for the nine months ended  September 30, 2001 and 2000 (Unaudited)..........................................................28

Notes to Combined Financial Statements(Unaudited)............................ 29

(b)  Pro forma financial information.

Unaudited  Pro  Forma  Condensed  Combined  Balance  sheet as of  September  30,
2001......................................................................... 36

Unaudited Pro Forma  Condensed  Combined  Statement of  Operations  for the nine months ended September 30, 2001...............................................37

Unaudited pro Forma  Condensed  Combined  Statement of Operations for the twelve months ended December 31, 2000................................................38

(c)  Exhibits

     2. Asset Purchase Agreement, made as of December 4, 2001, by and among Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith, Inc., Maitland-Smith Pacific, LTD, LifeStyle Furnishings International, Ltd., HDM Furniture Industries, Inc. and the Company.*

     4. Registration Rights Agreement, made and entered into as of December 28, 2001, by and among the Company, Henredon Furniture Industries, Inc., Drexel Heritage Furnishings, Inc., Maitland-Smith, Inc., Maitland-Smith Pacific, LTD and LifeStyle Furnishings International, Ltd.*



-------------------
*Previously filed

              REPORT ON AUDITS OF COMBINED FINANCIAL STATEMENTS OF

                      Henredon Furniture Industries, Inc.,
                       Drexel-Heritage Furnishings, Inc.,
              Maitland-Smith Pacific Ltd. and Maitland-Smith, Inc.
     (Wholly Owned Subsidiaries of LifeStyle Furnishings International Ltd.)

      and their subsidiaries as of and for the year ended December 31, 2000



                                    CONTENTS


                                                                                                 Page (s)
                                                                                                 --------
Report of Independent Accountants.................................................................. 6

Combined Financial Statements:
Balance Sheet at December 31, 2000..................................................................7
Statement of Operations for the year ended December 31, 2000........................................8
Statement of Equity and Comprehensive Loss for the year ended December 31, 2000.....................9
Statement of Cash Flows for the year ended December 31, 2000...................................... 10
Notes to Combined Financial Statements............................................................ 11


                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Stockholder and the Board of Directors of LifeStyle Furnishings International Ltd.:

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of equity and comprehensive loss and of cash flows present fairly, in all material respects, the combined financial position of Henredon Furniture Industries, Inc., Drexel-Heritage Furnishings, Inc., Maitland-Smith Pacific Ltd. and Maitland-Smith, Inc. and their subsidiaries (the "Companies"), wholly-owned subsidiaries of LifeStyle Furnishings International, Ltd. ("LifeStyle"), at December 31, 2000 and the results of their combined operations and their combined cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of LifeStyle's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As explained in Note 1, Basis of Presentation and Accounting Policies - Acquisition, on December 28, 2001, LifeStyle sold certain assets and liabilities of the Companies. The accompanying combined financial statements do not reflect the results of this transaction.

As explained in Note 1, Basis of Presentation and Accounting Policies - Basis of Presentation, the combined financial statements include significant costs allocated by LifeStyle for services provided and financing costs. In addition, the Companies participated in LifeStyle's cash management and benefit programs and generated significant revenue from sales to other LifeStyle companies.

/s/  PriceWaterhouse Coopers LLP

February 8, 2002




     HENREDON FURNITURE INDUSTRIES, INC., DREXEL-HERITAGE FURNISHINGS, INC.,
   MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
    (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)
                             COMBINED BALANCE SHEET
                             (Dollars in thousands)

                                                                                              As of
                                                                                          December 31,
                                                                                              2000
                                                                                        ------------------
                                      ASSETS

Current assets:
     Cash and cash equivalents                                                                  $     819
     Accounts receivables, net                                                                      2,056
     Receivable from LifeStyle Furnishings International, Ltd. subsidiaries, net                   20,853
     Notes receivable                                                                                 616
     Inventories                                                                                  137,904
     Prepaid expenses                                                                               2,073
     Deferred income taxes                                                                         15,282
                                                                                        ------------------
           Total current assets                                                                   179,603
     Property and equipment, net                                                                   76,748
     Notes receivable                                                                               1,368
     Other assets                                                                                   3,329
                                                                                        ------------------
           Total assets                                                                       $   261,048
                                                                                        ==================

                              LIABILITIES AND EQUITY

Current liabilities:
     Accounts payable                                                                         $    32,487
     Accrued liabilities                                                                           30,402
     Income taxes payable                                                                          10,891
                                                                                        ------------------
           Total current liabilities
                                                                                                   73,780
     Long-term debt, LifeStyle Furnishings International, Ltd.                                     65,015
     Deferred income taxes                                                                         10,893
                                                                                        ------------------
           Total liabilities                                                                      149,688
                                                                                        ------------------
Commitments and contingencies (Notes 3 and 13)

Equity:
     LifeStyle Furnishings International Ltd.
        Net investment and advances                                                               126,488
     Accumulated other comprehensive loss                                                         (15,128)
                                                                                        ------------------
           Total equity                                                                           111,360
                                                                                        ------------------
           Total liabilities and equity                                                       $   261,048
                                                                                        ==================


     The accompanying notes are an integral part of the combined financial statements.





                           HENREDON FURNITURE INDUSTRIES, INC., DREXEL-HERITAGE FURNISHINGS, INC.,
                         MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
                          (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)
                                              COMBINED STATEMENT OF OPERATIONS
                                                   (Dollars in thousands)

                                                                                            December 31,
                                                                                                2000
                                                                                          ------------------
Net sales, third parties                                                                        $   438,703
Net sales, LifeStyle Furnishings International Ltd. subsidiaries                                     65,209
                                                                                          ------------------
     Total net sales                                                                                503,912

Cost of sales                                                                                       385,485
Restructuring and asset impairment charge                                                             2,784
                                                                                          ------------------
           Gross profit                                                                             115,643

Selling, general and administrative expenses                                                         63,404
Allocated costs, LifeStyle Furnishings International Ltd.                                             7,900
Restructuring and asset impairment charge                                                            10,961
                                                                                          ------------------
           Operating profit                                                                          33,378

Interest expense, LifeStyle Furnishings International Ltd.                                           27,826
Other income, net                                                                                     1,621
                                                                                          ------------------

Income before income taxes                                                                            7,173
Income taxes                                                                                          2,549
                                                                                          ------------------
Net income                                                                                            4,624
                                                                                          ==================



     The accompanying notes are an integral part of the combined financial statements.




                          HENREDON FURNITURE INDUSTRIES, INC. DREXEL-HERITAGE FURNISHINGS, INC.,
                        MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
                         (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)
                                    COMBINED STATEMENT OF EQUITY AND COMPREHENSIVE LOSS
                                                  (Dollars in thousands)


                                              LifeStyle
                                             Furnishings               Accumulated
                                          International Ltd.              Other
                                           Net investment             Comprehensive                     Total
                                            and advances                  Loss                          Equity
                                        ----------------------     --------------------      ----------------------------

Balance at December 31, 1999                     $    170,970            $    (11,462)                   $       159,508
     Net income                                         4,624                       -                              4,624

     Foreign currency translation                           -                  (3,666)                           (3,666)
                                        ----------------------     --------------------       ---------------------------
     Total comprehensive income                         4,624                  (3,666)                               958
     Changes in LifeStyle net
       investment and advances                        (49,106)                      -                            (49,106)
                                        ----------------------     --------------------       ---------------------------
Balance at December 31, 2000                     $    126,488            $    (15,128)                   $       111,360
                                        ======================     ====================       ===========================



     The accompanying notes are an integral part of the combined financial statements.




                          HENREDON FURNITURE INDUSTRIES, INC., DREXEL-HERITAGE FURNISHINGS, INC.,
                        MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
                         (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)
                                             COMBINED STATEMENT OF CASH FLOWS
                                                  (Dollars in thousands)
                                                                                         December 31,
                                                                                              2000
                                                                                        ------------------
Operating Activities:
Net income                                                                                     $    4,624
Adjustments to reconcile net income to net cash
       provided by operating activities:
     Depreciation                                                                                   8,301
     Bad debt provision                                                                             1,644
     Forgiveness of note receivable                                                                   264
     Gain on sale of property and equipment                                                        (1,100)
     Deferred income taxes                                                                         (8,340)
     Noncash interest expense                                                                       7,188
     Noncash restructuring and asset impairment charge                                             12,354
Changes in operating assets and liabilities:
     Receivables                                                                                  (21,629)
     Inventories                                                                                    7,922
     Prepaid expenses and other assets                                                                429
     Accounts payable                                                                               4,140
     Other liabilities                                                                             21,807
                                                                                        ------------------
           Net cash provided by operating activities                                               37,604
                                                                                        ------------------
Investing Activities:
     Capital expenditures                                                                          (8,263)
     Proceeds from sale of property and equipment                                                   1,400
     Issuance of notes receivable                                                                    (880)
     Collection of notes receivable                                                                 2,130
     Other, net                                                                                    (2,550)
                                                                                        ------------------
           Net cash used for investing activities                                                  (8,163)
                                                                                        ------------------
Financing Activities:
     Net proceeds from accounts receivable securitization                                          19,993
     Net change in LifeStyle net investment and advances                                          (49,106)
                                                                                        ------------------
           Net cash used for financing activities                                                 (29,113)
                                                                                        ------------------
Cash and Cash Equivalents:
     Increase for the period                                                                          328
     Balance, beginning of period                                                                     491
                                                                                        ------------------
     Balance, end of period                                                                      $    819
                                                                                        ==================


     The accompanying notes are an integral part of the combined financial statements.

     HENREDON FURNITURE INDUSTRIES, INC., DREXEL-HERITAGE FURNISHINGS, INC., MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
    (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Basis of Presentation and Accounting Policies

Basis of Presentation. The combined financial statements reflect the financial position, results of operations and cash flows of Henredon Furniture Industries, Inc., Drexel-Heritage Furnishings, Inc., Maitland-Smith Pacific Ltd. and Maitland-Smith, Inc. and their subsidiaries (all of which are wholly owned subsidiaries of LifeStyle Furnishings International, Ltd.) ("LifeStyle"), hereinafter referred to as the Companies, for the year ended December 31, 2000. All intercompany accounts and transactions have been eliminated. The combined Companies are not a legal entity and since no direct ownership in the Companies as a combined group exists, LifeStyle's net investment and advances in the Companies is shown in lieu of stockholder's equity in the combined financial statements and includes the accumulation of transactions between the Companies and LifeStyle as described below.

The Companies' operations consist of the manufacturing and sale of home furnishings products. Management believes the assumptions underlying the combined financial statements are reasonable. However, the combined financial position, results of operations, and cash flows as presented herein, may not be the same as would have occurred had the Companies operated as a stand-alone entity during the period presented and may not be indicative of future financial results.

The combined financial statements include allocations of LifeStyle's corporate overhead, executive management and administrative expenses amounting to $7.9 million in 2000. The allocations include the general administrative expenses of LifeStyle's corporate office, such as accounting, information technology, human resources, legal, environmental, treasury, tax and real estate administration. The costs also include specific LifeStyle corporate initiatives including the development of an enterprise-wide computer system, development of a Far East outsourcing infrastructure, administration of the corporate cash management, banking and accounts receivable securitization programs and other corporate initiatives that the Companies would not necessarily have incurred on a stand-alone basis.

As specific identification of these expenses was not practical, allocations were primarily charged based on the ratio of the Companies' revenues to LifeStyle's consolidated revenues. LifeStyle's management believes that the allocation method is reasonable, however, the allocation does not necessarily represent what the Companies would have incurred on a stand-alone basis. As the Companies were operated in a decentralized manner with their own administrative infrastructure, and the Companies would likely make different decisions regarding administrative initiatives, their overhead as a separate company would be different than that reflected in the combined financial statements.

LifeStyle uses a centralized approach to cash management and the financing of its operations. The Companies' cash accounts are swept on a daily basis and are netted against the net investment and advances account. As a result, none of LifeStyle's cash, cash equivalents or debt at the corporate level has been allocated to the Companies in the combined financial statements. Cash in the combined financial statements primarily represents amounts held locally by the Companies' operations in its remote geographic areas.

The Companies' combined financial statements include interest expense totaling $27.8 million in 2000. Interest expense has been allocated based on cash used by the Companies, which is included in net investment and advances, and the outstanding balances of payment in kind notes (see Note 8) and costs related to the Receivables Facility (see Note 7). The average interest rate was 10.5% in 2000. The amounts used to calculate interest expense do not necessarily reflect the level of indebtedness the Companies would incur as a separate entity. The Companies believe these are reasonable estimates of the cost of financing the Companies' assets and operations in the past. However, the Companies may not be able to obtain financing at interest rates similar to those used for the interest expense calculation. Accordingly, the Companies' interest expense and financing costs as a separate entity may be different than that reflected in the combined financial statements.

1.  Basis of Presentation and Accounting Policies, (continued)

Acquisition. On December 28, 2001, certain assets and liabilities of the Companies were acquired by HDM Furniture Industries, Inc. and Furniture Brands International Inc. ("FBI") for $175 million in cash and 4 million shares of FBI common stock valued at $32 per share at December 28, 2001 (the "Acquisition"). In connection with the Acquisition, certain assets and liabilities included in the accompanying financial statements were retained by LifeStyle. In addition, intercompany balances with LifeStyle and long-term debt balances due LifeStyle were liquidated and the Companies ceased to be parties to the agreement which establish the Receivables facility. The combined financial statements do not reflect the results of the Acquisition, and would not necessarily be comparable to the financial position, results of operations or cash flows of the Companies following the Acquisition.

Revenue Recognition. Revenue on sales to third parties and other LifeStyle companies is recognized upon shipment when products are shipped by common carrier or customer vehicle as the Companies do not assume the risk of loss while the goods are in transit. Sales to LifeStyle companies are at prices consistent with sales to third parties. Revenue is recognized when products are delivered to customers when shipped on company vehicles. An estimate of returns and allowances is recorded when revenue is recognized. The Companies charge certain of its customers for delivery. Revenue associated with such delivery was $6.2 million for the year ended December 31, 2000. Delivery revenue is included in net sales in the accompanying combined statement of operations. Costs associated with the delivery of the Companies' products to its customers totalled $5.3 million for the year ended December 31, 2000 and is included in cost of sales.

Concentration of Credit Risk. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers, relatively small account balances and dispersion throughout the United States. The Companies periodically evaluate the financial strength of their customers and believe their credit risk exposure is limited. The Companies do not require collateral.

Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Companies to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the
reporting   period.   Actual  results  could  differ  from  such  estimates  and assumptions.

Cash and Equivalents. The Companies consider all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. The impact of exchange rate changes on cash flow items is immaterial. Interest and taxes were paid by LifeStyle on behalf of the Companies.

Receivables. Accounts receivable are presented net of aggregate allowances for doubtful accounts of $2.7 million at December 31, 2000.

Property and Equipment. Property and equipment, including significant betterments to existing facilities, are recorded at cost. Upon retirement or disposal, the cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income. The Companies review property and equipment for impairment whenever events or circumstances indicate that the carrying value may not be recoverable through undiscounted cash flows. If such review indicates an impairment has occurred, the Companies write down the carrying value of the assets to their fair value. Fair value is determined based on comparable market values, when available, or discounted cash flows.

Depreciation and Amortization. Depreciation is computed principally using the straight line method over the estimated useful lives of the assets. The Companies generally use estimated useful lives ranging from 15 to 40 years for buildings and land improvements and 3 to 8 years for machinery and equipment. Depreciation expense was $8.3 million during 2000.

Advertising Expenses. The Companies expense advertising costs as incurred. Advertising expenses were approximately $7.2 million for the year ended December 31, 2000.

Self Insurance. Certain of the Companies are self-insured for medical claims. The self-insurance liability is determined actuarially, based on claims filed and an estimate of claims incurred but not yet reported. Maximum self-insured retention, including defense costs per occurrence, is $100,000 per individual claim. The Companies are insured for covered costs, including defense costs, in excess of these limits.

Self insurance expense related to the above totalled $11.0 million and total claim payments were $17.8 million for the year ended December 31, 2000.

Foreign Currency Translation. Assets and liabilities of Maitland-Smith's foreign subsidiaries in Indonesia and the Philippines, where the local currency is the functional currency, are translated at the balance sheet date exchange rates and statement of operations accounts are translated at the average rates prevailing during the year. Adjustments resulting from the translation are recorded as a separate component of equity. Gains on foreign currency transactions were $0.3 million for the year ended December 31, 2000 and are included in other expense, net in the accompanying combined statement of operations.

New Accounting Standards. In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. The Statement is effective for fiscal years beginning after December 15, 2001. The Companies do not expect the adoption to have a material impact on the results of operations, financial position or cash flows.

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and in June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133," which delayed the effective date the Companies are required to adopt SFAS No. 133 until fiscal year 2001. In June 2000, the FASB issued SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities - an Amendment to SFAS No. 133." SFAS No. 133 as amended requires the Companies to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Companies do not enter into derivative financial instruments for trading purposes. The Companies entered into forward contracts to hedge certain anticipated foreign currency transactions. Upon adoption of SFAS No. 133 in the first fiscal quarter of 2001, these activities will be recognized on the combined balance sheet. If the provisions of SFAS No. 133 were adopted at December 31, 2000, the Companies would have reflected a net liability of approximately $0.5 million on the balance sheet representing the estimated net fair value of foreign currency derivative instruments designated as hedges. A corresponding unrealized loss would be recognized in accumulated comprehensive loss in the combined statement of equity and comprehensive loss.

2.   Inventories

                                                    December 31,
                                                       2000
                                                   --------------
                                                   (in thousands)

             Finished goods                         $    87,813
             Raw material                                23,974
             Work in process                             26,117
                                                    -------------
                                                    $   137,904
                                                    =============

     Inventories are stated at the lower of cost or net realizable value, with cost determined by use of the first-in, first-out method.

3.   Property and Equipment

                                                    December 31,
                                                       2000
                                                   --------------
                                                   (in thousands)

             Land and improvements                  $     5,923
             Buildings                                   53,275
             Machinery and equipment                     47,871
                                                    -------------
                                                        107,069
             Less accumulated depreciations              30,321
                                                    -------------
                                                    $    76,748
                                                    =============

3.   Property and Equipment, (continued)

The Companies lease various facilities and equipment under non-cancelable operating lease arrangements. Rent expense was $2.4 million during 2000.

At December 31, 2000, future minimum rental commitments for operating leases with non-cancelable terms in excess of one year are as follows: 2001 - $3.3 million; 2002 - $2.5 million; 2003 - $1.8 million; 2004 - $1.4 million; 2005 -
$1.0 million and thereafter - $2.0 million.

4.   Notes Receivable

Drexel-Heritage has notes receivable from certain of its customers for the customer's initial purchase or significant expansion of their showroom display inventory. These notes require periodic payments of principal and interest which may be forgiven if certain levels of purchases are made by the customers from any of the LifeStyle companies. During 2000, approximately $0.3 million of notes were forgiven and expensed as purchase levels were attained. The notes are collateralized by the inventory and personal guarantees of the customers and have terms of repayment over eight to ten years. These notes bear interest based predominantly on the prevailing prime rate, which was 9.5% at December 31, 2000.

5.  Accrued Liabilities (in thousands)

                                                           December 31,
                                                              2000
                                                           -------------
  Salaries, wages and commissions                           $     5,715
  Employee retirmenet plans                                       1,003
  Interest, LifeStyle Furnishings International, Ltd.             2,144
  Rayalties                                                       2,235
  Advertising                                                     1,283
  Insurance                                                       3,407
  Property, payroll and other taxes                                 851
  Restructuring                                                     898
  Returns and allowances                                          4,120
  Cash overdrafts                                                 5,284
  Other                                                           3,462
                                                           -------------
                                                            $    30,402
                                                           =============

6.   Restructuring Initiatives and Asset Impairment

During 2000, Drexel-Heritage recognized a charge totaling $13.7 million to restructure its manufacturing and distribution operations. As a result of the restructuring, significant costs have been incurred to provide for employee severance, the impairment of inventory and property and equipment, and other related costs, which include building maintenance and security until the property is sold and costs associated with the disposal of equipment. The restructuring initiatives included a reduction in workforce, eliminating approximately 300 positions, and the sale of five facilities by the end of 2001. The positions eliminated consist primarily of production and supervisory personnel. In addition, approximately 800,000 square feet of manufacturing and distribution space has been removed from operations. At December 31, 2000, the Companies had property, with a net book value of approximately $1.9 million, held for sale included in property and equipment, net on the combined balance sheet. As of the Acquisition date, two facilities remained as held for sale with a net book value of approximately $0.9 million.

The activities discontinued consist of furniture and components parts and manufacturing plants that supply other manufacturing operations. The activities previously performed at these facilities were shifted to other facilities where existing production capacity can be more efficiently utilized. As such, the operations discontinued do not have separately identifiable revenues or operating income.

As a result of the restructuring, inventory with a carrying value of $2.8 million has been written-off. Property and equipment, consisting primarily of real property, machinery and equipment at closed facilities, have been written down by approximately $8.8 million in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The fair value of these assets was determined based on analysis of comparable sales in the affected regions.

Operating profit for 2000 included total restructuring and asset impairment charges of $13.7 million, including the $2.8 million of inventory write-offs referred to above which are included in gross profit. The following represents Drexel-Heritage's restructuring activities for the period indicated (in thousands):

                             Asset Write-downs
                     ---------------------------------
                                          Property and         Employee
                      Inventory             Equipment          Severance        Other        Total
                     -----------          ------------        ----------     ----------    ---------
Restructuring and
  impairment charge  $    2,784           $     8,814         $     207       $  1,940     $  13,745
Activity/payments        (2,784)               (8,814)             (207)        (1,042)      (12,847)
                     ----------           -----------         ---------       --------     ---------
Balance at
  December 31, 2000  $     -              $      -            $     -         $    898     $     898
                     ===========          ============        ==========      =========    ==========

7.   Receivables Facility

The Companies participate in LifeStyle's $190.0 million Receivables Facility under which LFI Receivables Corporation, a special-purpose, bankruptcy remote subsidiary of LifeStyle (the "Receivables Subsidiary") purchases, on a revolving basis, substantially all domestic trade receivables generated by LifeStyle, including the Companies. The Receivables Subsidiary then sells a fractional undivided interest in the pool of purchased receivables to an unrelated third party conduit, which funds its purchases of receivables through the issuance of commercial paper securitized by its fractional undivided ownership interest in the receivables pool. In the event the purchaser is unable to fund any purchase (or portion thereof) through the issuance of commercial paper, a backup liquidity facility is available to fund the purchase. The Receivables Subsidiary retains a fractional undivided interest in the receivables pool equal to the percentage not sold to the third party conduit. Third party investors have no recourse to LifeStyle's, including the Companies', other assets for failure of debtors to pay when due. LifeStyle, including the Companies, continue to service the receivables.

As of December 31, 2000 the outstanding balance of the Companies' accounts receivable sold to the Receivable Subsidiary were $64.7 million.

Purchases of interests in receivables that are funded through the issuance of commercial paper bear interest at a rate equal to the applicable commercial paper rate plus 0.22% per annum. Purchases funded through the alternate liquidity facility are funded at a rate equal to LIBOR plus 0.50% per annum. The conduit purchaser also receives a facility fee equal to 0.15% per annum on the average daily excess, if any, of the available facility purchase limit over the actual amount of purchased receivables interests. The cost of the facility amounted to $9.0 million during 2000. Gross proceeds from sales to the facility and collections reinvested in the facility approximated $433 million and $413 million, respectively for the year ended December 31, 2000.

This arrangement places certain restrictions on LifeStyle, including the Companies, and the Receivables Subsidiary, including restrictions on placing liens on trade receivables. At December 31, 2000, LifeStyle, including the Companies, was in compliance with these covenants.

In connection with the Acquisition, the Companies ceased to be parties to the agreement which established the Receivables facility.

8.   Long-Term Debt

As of December 31, 2000 the  outstanding  balance of the  Payment-in-Kind  notes
(PIK), including cumulative accrued interest, was approximately $65 million, with no current portion.

Payment-In-Kind Notes. In August 1996, the Companies issued $39.1 million payment-in-kind notes ("PIK Notes") to LifeStyle. The PIK Notes bear interest at 12% per annum which is payable semi-annually, and may be paid in kind by the issuance of additional notes. The unpaid principal and PIK interest were due in 2008. In connection with the Acquisition, the PIK Notes and accrued interest were liquidated.

9.  Employee Retirement Plans

Pension plan

Prior to the sale of the Companies, the Companies' employees participated in LifeStyle's defined benefit pension plan which covers substantially all LifeStyle employees. In general, employees of the Companies terminated employment with LifeStyle at the Acquisition date but will maintain their vested rights in the LifeStyle pension plan. The Companies have no further obligations under this plan after the Acquisition. LifeStyle's funding policy is to contribute annual amounts as needed based on actuarial and economic assumptions designed to achieve adequate funding of projected benefit obligations. The net periodic pension cost allocated to the Companies associated with the LifeStyle defined benefit pension plan was $2.4 million during the year ended December 31, 2000. Benefits provided under LifeStyle's defined benefit pension plan are primarily based on the employee's age, years of service and compensation.

Savings plan

Prior to the sale of the Companies, the Companies' employees participated in LifeStyle's savings plan. Substantially all of LifeStyle's domestic employees were eligible to participate in the plan under which LifeStyle made matching contributions of 50% of a participant's contribution of up to 6% of the participant's eligible compensation, subject to limitations required by government laws or regulations. Contributions to the plan on behalf of employees of the Companies were $1.9 million during the year ended December 31, 2000.

Foreign benefit plans

Cebu, Philippines. Employees of Maitland-Smith in Cebu, Philippines are covered by the Maitland-Smith staff retirement plan which provides a lump sum payment upon retirement at age 60 or a reduced benefit at early retirement between age 50 and 60. The plan is unfunded. Maitland-Smith has recorded a liability of $1.0 million in accrued liabilities for the actuarially determined liability outstanding at December 31, 2000 and expense of $0.3 million for the year ended December 31, 2000.

Semarang, Indonesia. Employees of Maitland-Smith in Semarang, Indonesia are covered by the Indonesian Government pension arrangements. Maitland-Smith pays monthly contributions to the government based on current hours worked. In 2000, the expense related to this plan was insignificant.

Hong Kong. Employees of Maitland-Smith in Hong Kong are covered by the Mandatory Provident Fund Schemes Ordinance which required that Maitland-Smith set up a Mandated Provident Fund to which both employers and employees contribute. Employer contributions are made monthly based on a percentage of the employees' salaries. Maitland-Smith's liability is limited to its monthly contribution. In 2000, the expense related to this plan was insignificant.

Expatriate plan. Maitland-Smith contributes 3.5% of expatriates' salaries to a defined contribution plan. Employees also contribute 3.5%. Expatriates are fully vested after three years of service. Maitland-Smith's liability is limited to its monthly contribution. In 2000, Maitland-Smith recorded $20,000 in expense related to this plan.

10.  Derivative Financial Instruments and Fair Value of Financial Instruments

The carrying value of financial instruments reported in the balance sheet for current assets and current liabilities approximates fair value. The carrying values of notes receivable approximates fair value as the floating rates inherent in the related financial instruments reflect changes in overall market interest rates. The fair value of the PIK notes approximates $56 million at December 31, 2000 based on prevailing interest rates at that time.

Maitland-Smith conducts its business in several foreign currencies. As a result, it is subject to the transaction exposure that arises from foreign exchange rate movements. During 2000, the Companies entered into foreign currency forward contracts for the purchase and sale of Asian currencies to hedge income statement currency exposures. These contracts are principally entered into for up to 60% of the net anticipated foreign currency receipts and disbursements. Counter-parties for these instruments are major financial institutions but do subject the Companies to a certain amount of credit risk. Maturity dates of the contracts attempt to match the anticipated receipts and disbursements. The outstanding hedge agreements as of December 31, 2000 mature through March 2002.

The net dollar equivalent of these currency contracts and related fair values are detailed below:

                                                    December 31,
                                                        2000
                                                   --------------
                                                   (in thousands)

    National amount                                 $    14,413
    Fair value, based on current quoted prices           13,874
                                                    -------------
    Net unrecognized loss                           $      (539)
                                                    =============


11.  Income Taxes

                                                    December 31,
                                                        2000
                                                   --------------
                                                   (in thousands)

Income (loss) before income taxes:
    Domestic                                        $   (10,160)
    Foreign                                              17,333
                                                    -------------
                                                    $     7,173
                                                    =============
Provisions (benefit) for income taxes:
Currently payable:
    Federal                                         $     9,381
    State and local                                         575
    Foreign                                                 933

Deferred:
    Domestic                                             (8,340)
    Foreign                                                 -
                                                    -------------
                                                    $     2,549
                                                    =============

Following is a reconciliation of tax computed at the U.S. federal statutory rate to the provision for income taxes attributed to income (loss) before income taxes:



                                                    December 31,
                                                        2000
                                                   --------------
                                                   (in thousands)

U.S. federal statutory rate                                 35%
Tax at U.S. federal statutory rate                  $     2,511
Foreign earnings taxed at (less)
  than U.S. rate                                           (388)
State and local taxes, net of federal tax
  benefit                                                  (342)
Other                                                       768
                                                    -------------
  Income taxes                                      $     2,549
                                                    =============



Provision  for  U.S.   income  taxes  on   undistributed   earnings  of  foreign
subsidiaries is made only on those amounts in excess of the funds considered permanently invested.



                                                    December 31,
                                                        2000
                                                   --------------
                                                   (in thousands)

Deferred tax assets:
  Inventoriesstatutory rate                         $     3,301
  Accrued liabilities                                    11,981
  Loss carryforwards                                      3,923
                                                    ------------
    Gross deferred tax assets                            19,205
    Valuation allowance                                  (3,858)
                                                   -------------
    Deferred tax assets, net of valuation allowances     15,347
                                                   -------------
Deferred tax liabilities:
  Property and equipment                                 10,958
                                                   -------------
    Gross deferred tax liabilities                       10,958
                                                   -------------
Net deferred tax asset                             $      4,389
                                                   =============


Under SFAS No. 109, a liability or asset is recognized for the deferred tax consequences of temporary differences between the tax bases of assets or liabilities and their reported amounts in the financial statements. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. Deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.

As of December 31, 2000, the Companies had state net operating loss carryforwards, the tax effect of which was $3.9 million. A valuation allowance was established for substantially all of this deferred tax asset. The state loss carryforwards expire, if unused, on or before 2020 and may be used only to offset taxable income computed on a separate Company basis.

The Companies and their subsidiaries are included in the consolidated federal tax return of LifeStyle's parent company and participate in a tax sharing agreement. The Companies' provision for income taxes has been computed on a separate return basis and does not reflect the impact of the tax sharing agreement. Substantially all income tax related assets and liabilities are due from or to LifeStyle.

12.  Operating Segments

The Companies generate revenue from one operating segment, fine furniture, and are principally involved in the manufacture, sale and distribution of home furnishing products to independent and franchised retailers. These products consist of case goods, upholstered products, accessories, casual furniture and indoor/outdoor furniture.

The following geographic information represents the Companies' revenues after elimination of sales between the Companies based on product shipment location and total assets based on physical location for the regions indicated (in thousands):

   Net Sales:
     United States:
       Third parties                              $     425,503
       LifeStyle Furnishings INternational Ltd.          65,209
                                                  -------------
          Total United States                           490,712

    Pacific Rim:
       Third parties                                     13,200
                                                  -------------
          Total net sales                         $     503,912
                                                  =============
    Total Assets:
      United States                               $     244,578
      Pacific Rim                                        16,470
                                                  -------------
                                                  $     261,048
                                                  =============


13.  Commitments and Contingencies

LifeStyle has a $400 million senior secured revolving credit facility due 2003. The revolving credit facility bears interest at a floating rate equal to LIBOR plus an applicable percentage based upon LifeStyle's debt coverage ratio at the end of each quarter. The effective interest rate as of December 31, 2000 was 8.1%. Interest expense allocated to the Companies related to the facility was $11.6 million for the year ended December 31, 2000 and is included in Interest Expense, LifeStyle Furnishings International Ltd. in the accompanying combined statement of operations.

The obligation under the revolving credit facility is unconditionally guaranteed, jointly and severally, by LifeStyle's parent and substantially all domestic subsidiaries of LifeStyle, including the Companies, and is collateralized by substantially all the fixed assets of LifeStyle and the guarantors. The revolving credit facility contains restrictive covenants including minimum interest coverage ratios, maximum leverage ratios, and annual capital expenditures limitations. At December 31, 2000, LifeStyle was in compliance with these covenants. However, LifeStyle violated the interest coverage and debt service coverage ratios at June 30, 2001. LifeStyle obtained a permanent waiver of these violations and subsequent modifications of the covenants. LifeStyle has been in compliance with the modified covenants since June 2001. In connection with the Acquisition, the Companies have been released from their obligations under the Revolving Credit Facility.

In the ordinary course of business, the Companies may become exposed to potential liabilities resulting from spills and releases of hazardous substances at its sites and facilities. The Companies also have been named as potentially responsible parties at a number of non-owned contaminated sites, including Superfund sites. The Companies do not believe that costs associated with investigating or remediating these releases or costs related to these sites will have a material adverse effect on the Companies' financial condition, cash flows, operating expenses or earnings. However, there can be no assurance that material costs relating to these matters will not be incurred in the future.

From time to time, the Companies are a party to various legal actions in the normal course of its business. Although the outcome of these actions cannot be predicted, it is management's opinion that these matters will not have a material adverse effect on the liquidity or results of operations of the Companies.

The Companies have entered into various royalty agreements with third parties which permit the Companies to manufacture and market products under the third party's name. The Companies pay royalties based on a percentage of sales of the products. The initial terms of these agreements run through December 2003 and may be renewed. The agreements may be terminated by the third party or the Companies for uncured breaches of the agreement. Royalty expense paid to third parties was approximately $9.4 million for the year ended December 31, 2000.

                   UNAUDITED COMBINED FINANCIAL STATEMENTS OF

                      Henredon Furniture Industries, Inc.,
                       Drexel-Heritage Furnishings, Inc.,
              Maitland-Smith Pacific Ltd. and Maitland-Smith, Inc.
     (Wholly Owned Subsidiaries of LifeStyle Furnishings International Ltd.)

                 and their subsidiaries as of September 30, 2001
            and for the nine months ended September 30, 2001 and 2000



                                    CONTENTS


                                                                                                     Page (s)
                                                                                                     --------


Combined Financial Statements:
Balance Sheet at September 30, 2001..................................................................... 25
Statement of Operations for the nine months ended September 30, 2001 and 2000........................... 26
Statement of Equity and Comprehensive Loss for the nine months ended September 30, 2001................. 27
Statement of Cash Flows for the nine months ended September 31, 2001 and 2000........................... 28
Notes to Combined Financial Statements.................................................................. 29




                         HENREDON FURNITURE INDUSTRIES, INC., DREXEL-HERITAGE FURNISHINGS, INC.,
                       MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
                         (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)
                                                  COMBINED BALANCE SHEET
                                                  (Dollars in thousands)

                                                                                             As of
                                                                                         September 30,
                                                                                              2001
                                      ASSETS                                              (unaudited)
                                                                                       -------------------

Current assets:
     Cash and cash equivalents                                                                  $     610
     Accounts receivable, net                                                                        1,652

     Receivable from LifeStyle Furnishings International, Ltd. subsidiaries, net                    12,801

     Notes receivable                                                                                1,388
     Inventories                                                                                   128,896
     Prepaid expenses                                                                                1,468
     Deferred income taxes                                                                          13,516
                                                                                       -------------------
           Total current assets                                                                    160,331

     Property and equipment, net                                                                    77,244
     Notes receivable                                                                                  282
     Other assets                                                                                    3,646
                                                                                       -------------------
           Total assets                                                                       $   241,503
                                                                                       ===================

                              LIABILITIES AND EQUITY

Current liabilities:
     Accounts payable                                                                         $    24,606
     Accrued liabilities                                                                           24,940
     Income taxes payable                                                                             368
                                                                                       -------------------
           Total current liabilities                                                               49,914
     Long-term debt, LifeStyle Furnishings International, Ltd.                                     68,916
     Deferred income taxes                                                                          7,703
                                                                                       -------------------
           Total liabilities                                                                      126,533
                                                                                       -------------------
Commitments and contingencies
Equity:
     LifeStyle Furnishings International Ltd.
        Net investment and advances                                                               131,043
     Accumulated other comprehensive loss                                                         (16,073)
                                                                                       -------------------
           Total equity                                                                           114,970
                                                                                       -------------------
           Total liabilities and equity                                                       $   241,503
                                                                                       ===================


     The accompanying notes are an integral part of the combined financial statements.



                        HENREDON FURNITURE INDUSTRIES, INC., DREXEL-HERITAGE FURNISHINGS, INC.,
                      MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
                        (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)
                                               COMBINED STATEMENTS OF OPERATIONS
                                                    (Dollars in thousands)

                                                                                     For the nine months ended
                                                                                           September 30,
                                                                                     2001                  2000
                                                                              -------------------    ------------------
                                                                                            (unaudited)


Net sales, third parties                                                             $   283,374           $   329,921
Net sales, LifeStyle Furnishings International Ltd. subsidiaries                          40,529                48,012
                                                                              -------------------    ------------------
     Total net sales                                                                     323,903               377,933
Cost of sales                                                                            253,994               290,782

Restructuring and asset impairment charge                                                      -                 2,784
                                                                              -------------------    ------------------
           Gross profit                                                                   69,909                84,367

Selling, general and administrative expenses                                              49,036                46,881
Allocated costs, LifeStyle Furnishings International Ltd.                                  5,739                 5,919
Restructuring and asset impairment charge                                                      -                10,961
                                                                              -------------------    ------------------
           Operating profit                                                               15,134                20,606

Interest expense, LifeStyle Furnishings International Ltd.                                18,081                20,428
Other income (expense), net                                                                  (73)                1,182
                                                                              -------------------    ------------------

Income (loss) before income taxes                                                         (3,020)                1,360
Income tax provision (benefit)                                                            (1,056)                  483
                                                                               ------------------    -------------------
Net income (loss)                                                                   $     (1,964)            $     877
                                                                              ===================    ====================


     The accompanying notes are an integral part of the combined financial statements.





                           HENREDON FURNITURE INDUSTRIES, INC. DREXEL-HERITAGE FURNISHINGS, INC.,
                         MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
                           (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)
                               COMBINED STATEMENT OF EQUITY AND COMPREHENSIVE LOSS (unaudited)
                                                  (Dollars in thousands)


                                                         LifeStyle
                                                        Furnishings             Accumulated
                                                    International Ltd             Other
                                                      Net investment          Comprehensive                  Total
                                                       and advances               Loss                       Equity
                                                ------------------------------------------------     ---------------------

Balance at December 31, 2000                             $     126,488            $    (15,128)              $    111,360
     Net loss                                                   (1,964)                                            (1,964)

Other comprehensive loss:
     Foreign currency translation                                                         (545)                      (545)
     Cumulative effect adjustment
        of SFAS No. 133 adoption,
        net of tax of approximately $14                                                   (500)                      (500)
     Net derivative gain reclassified
        as earnings                                                                        100                        100
                                                -----------------------     --------------------     ---------------------
Total comprehensive loss
                                                               (1,964)                    (945)                    (2,909)
     Changes in net investment
        and advances                                            6,519                                               6,519
                                                -----------------------     ---------------------     --------------------
Balance at September 30, 2001                            $     131,043            $    (16,073)              $    114,970
                                                =======================     ====================      ====================





     The accompanying notes are an integral part of the combined financial statements.





                         HENREDON FURNITURE INDUSTRIES, INC., DREXEL-HERITAGE FURNISHINGS, INC.,
                      MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
                         (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)
                                          COMBINED STATEMENT OF CASH FLOWS
                                               (Dollars in thousands)
                                                                                       For the nine months ended
                                                                                              September 30,
                                                                                       2001                 2000
                                                                                 -----------------    ------------------
                                                                                               (unaudited)

Operating Activities:
Net income (loss)                                                                     $   (1,964)             $    877
Adjustments to reconcile net income to net cash
       provided by operating activities:
     Depreciation                                                                          6,077                  6,010
     Bad debt provision                                                                    1,302                  1,455
     Deferred income taxes                                                                (1,425)                (7,718)
     Noncash interest expense                                                              5,299                  5,329
     Noncash restructuring and asset impairment charge                                         -                 12,354
Changes in operating assets and liabilities:
     Receivables                                                                             453                (18,169)
     Inventories                                                                           9,008                  4,229
     Prepaid expenses and other assets                                                       288                    700
     Accounts payable                                                                     (7,881)                   982
     Other liabilities                                                                   (17,383)                19,566
                                                                                 -----------------    ------------------
           Net cash provided by (used for) operating activities                           (6,226)                25,615
                                                                                 -----------------    ------------------
Investing Activities:
     Capital expenditures                                                                 (6,956)                (5,283)
     Proceeds from sale of property held for sale                                            300                     -
     Issuance of notes receivable                                                           (778)                  (620)
     Collection of notes receivable                                                          188                  1,888
     Other, net                                                                             (860)                   (84)
                                                                                 -----------------    ------------------
           Net cash used for investing activities                                         (8,106)                (4,099)
                                                                                 -----------------    ------------------
Financing Activities:
     Net proceeds from accounts receivable securitization                                  7,604                 15,277
     Change in LifeStyle net investment and advances                                       6,519                (36,260)
                                                                                 -----------------    ------------------
           Net cash provided by (used for) financing activities                           14,123                (20,983)
                                                                                 -----------------    ------------------
Cash and Cash Investments:
     Increase (decrease) for the period                                                     (209)                   533
     Balance, beginning of period                                                            819                    491
                                                                                 -----------------    ------------------
     Balance, end of period                                                              $    610            $    1,024
                                                                                 =================    ==================



     The accompanying notes are an integral part of the combined financial statements.

     HENREDON FURNITURE INDUSTRIES, INC., DREXEL-HERITAGE FURNISHINGS, INC., MAITLAND-SMITH PACIFIC LTD. AND MAITLAND-SMITH, INC. AND THEIR SUBSIDIARIES
    (Wholly Owned Subsidiaries of LifeStyle Furnishings International, Ltd.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                   (unaudited)

1.  Basis of Presentation and Accounting Policies

Basis of Presentation. The combined financial statements reflect the financial position, results of operations and cash flows of Henredon Furniture Industries, Inc., Drexel-Heritage Furnishings, Inc., Maitland-Smith Pacific Ltd. and Maitland-Smith, Inc. and their subsidiaries (all of which are wholly owned subsidiaries of LifeStyle Furnishings International, Ltd.) ("LifeStyle"), hereinafter referred to as the Companies, as of September 30, 2001 and for the nine months periods ended September 30, 2001 and 2000. All intercompany accounts and transactions have been eliminated. The accompanying unaudited interim combined financial statements have been prepared in accordance with Regulation S-X and accordingly, certain financial information has been condensed and certain footnote disclosures have been omitted. Such information and disclosures are normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America. These financial statements reflect, in the opinion of management , all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature. Financial results for interim periods are not necessarily indicative of those for the full year.

The combined Companies are not a legal entity and since no direct ownership in the Companies as a combined group exists, LifeStyle's net investment and advances in the Companies is shown in lieu of stockholder's equity in the combined financial statements and includes the accumulation of transactions between the Companies and LifeStyle as described below.

The Companies' operations consist of the manufacturing and sale of home furnishings products. Management believes the assumptions underlying the combined financial statements are reasonable. However, the combined financial position, results of operations, and cash flows as presented herein, may not be the same as would have occurred had the Companies operated as a stand-alone entity during the period presented and may not be indicative of future financial results.

The combined financial statements include allocations of LifeStyle's corporate overhead, executive management and administrative expenses amounting to $5.7 million and $5.9 million for the nine months ended September 31, 2001 and 2000 respectively. The allocations include the general administrative expenses of LifeStyle's corporate office, such as accounting, information technology, human resources, legal, environmental, treasury, tax and real estate administration. The costs also include specific LifeStyle corporate initiatives including the development of an enterprise-wide computer system, development of a Far East outsourcing infrastructure, administration of the corporate cash management, banking and accounts receivable securitization programs and other corporate initiatives that the Companies would not necessarily have incurred on a stand-alone basis.

As specific identification of these expenses was not practical, allocations were primarily charged based on the ratio of the Companies' revenues to LifeStyle's consolidated revenues. LifeStyle's management believes that the allocation method is reasonable, however, the allocation does not necessarily represent what the Companies would have incurred on a stand-alone basis. As the Companies were operated in a decentralized manner with their own administrative infrastructure, and the Companies would likely make different decisions regarding administrative initiatives, their overhead as a separate company would be different than that reflected in the combined financial statements.


LifeStyle uses a centralized approach to cash management and the financing of its operations. The Companies' cash accounts are swept on a daily basis and are netted against the net investment and advances account. As a result, none of LifeStyle's cash, cash equivalents or debt at the corporate level has been allocated to the Companies in the combined financial statements. Cash in the combined financial statements primarily represents amounts held locally by the Companies' operations in its remote geographic areas.

The Companies' combined financial statements include interest expense totaling $18.1 million and $20.4 million for the nine months ended September 30, 2001 and 2000, respectively. Interest expense has been allocated based on cash used by the Companies, which is included in net investment and advances, and the outstanding balances of payment in kind notes and costs related to the Receivables Facility. The average interest rate was 6.7% and 7.9% in 2001 and 2000, respectively. The amounts used to calculate interest expense do not necessarily reflect the level of indebtedness the Companies would incur as a separate entity. The Companies believe these are reasonable estimates of the cost of financing the Companies' assets and operations in the past. However, the Companies may not be able to obtain financing at interest rates similar to those used for the interest expense calculation. Accordingly, the Companies' interest expense and financing costs as a separate entity may be different than that reflected in the combined financial statements.

Acquisition. On December 28, 2001, certain assets and liabilities of the Companies were acquired by HDM Furniture Industries, Inc. and Furniture Brands International Inc. ("FBI") for $175 million in cash and 4 million shares of FBI common stock valued at $32 per share at December 28, 2001 (the "Acquisition"). In connection with the Acquisition, certain assets and liabilities included in the accompanying financial statements were retained by LifeStyle. In addition, all intercompany balances with LifeStyle and long-term debt balances due LifeStyle were liquidated and the Companies ceased to be parties to the agreement which established the Receivables facility. The combined financial statements do not reflect the results of the Acquisition, and would not necessarily be comparable to the financial position, results of operations or cash flows of the Companies following the Acquisition.

Revenue Recognition. Revenue on sales to third parties and other LifeStyle companies is recognized upon shipment when products are shipped by common carrier or customer vehicle as the Companies do not assume the risk of loss while the goods are in transit. Sales to LifeStyle companies are at prices consistent with sales to third parties. Revenue is recognized when products are delivered to customers when shipped on company vehicles. An estimate of returns and allowances is recorded when revenue is recognized. The Companies charge certain of its customers for delivery. Revenue associated with such delivery was $4.9 million and $4.6 million during the nine months ended September 30, 2001 and 2000, respectively. Delivery revenue is included in net sales in the accompanying combined statement of operations. Costs associated with the delivery of the Companies' products to its customers totalled $4.4 million and $4.0 million during the nine months ended September 30, 2001 and 2000, respectively and are included in cost of sales.

New Accounting Standard. In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business. The Statement is effective for fiscal years beginning after December 15, 2001. The Companies do not expect the adoption to have a material impact on the results of operations, financial position or cash flows.

2.  Inventories (in thousands)

                                                    December 31,
                                                       2001
                                                   --------------
                                                   (in thousands)

             Finished goods                         $    89,502
             Raw material                                16,920
             Work in process                             22,474
                                                    -------------
                                                    $   128,896
                                                    =============


Inventories are stated at the lower of cost or net realizable value, with cost determined by use of the first-in, first-out method.

3.   Property and Equipment

                                                    December 31,
                                                       2001
                                                   --------------
                                                   (in thousands)

             Land and improvements                  $     5,393
             Buildings                                   54,486
             Machinery and equipment                     51,835
                                                    -------------
                                                        111,714
             Less accumulated depreciations              34,470
                                                    -------------
                                                    $    77,244
                                                    =============


4.  Accrued Liabilities (in thousands)


                                                           December 31,
                                                               2001
                                                           -------------
  Salaries, wages and commissions                           $     7,891
  Employee retirmenet plans                                       1,282
  Interest, LifeStyle Furnishings International, Ltd.             1,739
  Rayalties                                                       1,825
  Advertising                                                     1,849
  Insurance                                                       2,406
  Property, payroll and other taxes                               1,437
  Restructuring                                                     180
  Returns and allowances                                          3,659
  Cash overdrafts                                                 1,077
  Other                                                           1,595
                                                           -------------
                                                            $    24,940
                                                           =============

5.  Restructuring Initiatives and Asset Impairment

During the nine months ended September 2000, Drexel-Heritage recognized a charge totaling $13.7 million to restructure its manufacturing and distribution operations.  As a result  of the  restructuring,  significant  costs  have  been incurred to provide for employee severance, the impairment of inventory and property and equipment, and other related costs which include building maintenance and security until the property is sold and costs associated with the disposal of equipment. The restructuring initiatives included a reduction in workforce, eliminating approximately 300 positions, and the sale of five facilities by the end of 2001. The positions eliminated consist primarily of production and supervisory personnel. In addition, approximately 800,000 square feet of manufacturing and distribution space has been removed from operations. At September 30, 2001, the Companies had property and equipment with a net book value of $1.6 million held for sale.

The activities discontinued consist of furniture and components parts and manufacturing plants that supply other manufacturing operations. The activities previously performed at these facilities were shifted to other facilities where existing production capacity can be more efficiently utilized. As such, the operations discontinued do not have separately identifiable revenues or operating income.

As a result of the restructuring, inventory with a carrying value of $2.8 million has been written-off. Property and equipment, consisting primarily of real property, machinery and equipment at closed facilities, have been written down by approximately $8.8 million in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The fair value of these assets was determined based on analysis of comparable sales in the affected regions.

Operating profit for 2000 included total restructuring and asset impairment charges of $13.7 million, including the $2.8 million of inventory write-offs referred to above which are included in gross profit. The following represents Drexel-Heritage's restructuring activities for the nine month period ended September 30, 2001 (in thousands):

                                                Other
                                                Costs            Total
                                              -----------     -----------
         Balance at
            December 31, 2000                 $     898        $    898
         Activity/payments                          718             718
                                              ------------     -----------
         Balance at
            December 30, 2001                 $      180       $    180
                                              ============     ============

6.  Long-Term Debt

As of September 30, 2001 the outstanding  balance of the  Payment-in-Kind  notes
(PIK), including cumulative accrued interest, was approximately $68.9 million, with no current portion. In connection with the Acquisition, the PIK notes and accrued interest were liquidated.


7.   Accounting for Derivatives and Hedging Activities

The Companies adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", on January 1, 2001. On January 1, 2001, the Companies held forward contracts to hedge certain anticipated foreign currency transactions, which are designated as cash flow hedging instruments. In accordance with the transition provisions of SFAS No. 133, the Companies recorded a net-of-tax cumulative-effect-type adjustment of $0.5 million in accumulated comprehensive loss to recognize the fair value of all derivatives that are designated as cash-flow hedging instruments. Net gains of $0.1 million on derivative instruments were reclassified to earnings and recorded in accumulated comprehensive loss during the nine months ended September 30, 2001.

Effective with the adoption of SFAS No. 133, all derivatives were recognized on the balance sheet at their fair value. On the date the derivative contract is entered into, the Companies designate the derivative as (1) a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment ("fair value" hedge) or (2) a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability ("cash flow" hedge). Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability that is attributable to the hedged risk, including losses or gains on firm commitments, are recorded in current-period earnings. Changes in fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive loss, until earnings are affected by the variability of cash flows. Earnings are affected by the variability of cash flows when periodic settlements on a variable-rate assets or liabilities are recorded in earnings.

8. Operating Segments (in thousands)

The Companies generate revenue from one operating segment, fine furniture and are principally involved in the manufacture, sale and distribution of home furnishing products to independent and franchised retailers. These products consist of case goods, upholstered products, accessories, casual furniture and indoor/outdoor furniture.

The following geographic information represents the Companies' revenues after elimination of sales between the Companies based on product shipment location and total assets based on physical location for the regions indicated (in thousands):


                                                                September 30,
                                                      2001                        2000
                                                  --------------            --------------
 Net Sales:
     United States:
       Third parties                              $     274,357             $    319,686
       LifeStyle Furnishings INternational Ltd.          40,529                   48,012
                                                  -------------             --------------
          Total United                                  314,886                  367,698

    Pacific Rim:
       Third parties                                      9,017                   10,235
                                                  -------------             --------------
          Total net sales                         $     323,903             $    377,933
                                                  =============             ==============

                                                                             September 30,
                                                                                  2001
                                                                            --------------
    Total Assets:
    United States                                                           $     225,380
    Pacific Rim                                                                    16,123
                                                                            --------------
                                                                            $     241,503
                                                                            ==============

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information reflects the acquisition of Henredon Furniture Industries, Drexel Heritage Furnishings and Maitland-Smith (collectively "HDM") which was consummated on December 28, 2001, the incurrence of indebtedness by Furniture Brands International, Inc. (the "Company") and the issuance of four million shares of the Company's common stock in connection therewith, as of the beginning of each period presented for pro forma statements of operations purposes and on September 30, 2001 for pro forma balance sheet purposes. This information is presented for comparative purposes only and is not necessarily indicative of the combined results of operations in the future or of what the combined results of operations would have been if the foregoing transactions had actually been consummated as of such dates. The unaudited pro forma condensed combined financial information should be read in connection with the historical financial statements of the Company.

     The pro forma financial information has been prepared on the basis of assumptions described in the notes thereto and includes assumptions relating to the allocation of the consideration paid for the HDM acquisition to its respective assets and liabilities based on preliminary estimates of their respective fair values. The actual allocation of such consideration may differ from that reflected in the pro forma consolidated financial statements after valuations and other studies to be performed pursuant to post-closing adjustments related to the acquisition have been completed. Actual amounts allocated will be based upon the estimated fair values at the time of the acquisition.




                                               Furniture Brands International, Inc.
                                            Pro Forma Condensed Combined Balance Sheet
                                                            (Unaudited)
                                                                             September 30, 2001
                                          ------------------------------------------------------------------------------------------
                                                        Historical                                    Acquisition
                                          ------------------------------------  ----------------------------------------------------
(Dollars in Thousands)                    Furniture Brands         HDM                Pro Forma                     Pro Forma
                                           International                             Adjustments
                                          -----------------  -----------------  ----------------------        ----------------------
ASSETS
Current Assets:
  Cash and cash equivalents                       $ 19,399             $  610                $  (610) (a)                 $  19,399
  Receivables                                      313,906             15,841                  53,484 (b)
                                                                                             (12,801) (a)                   370,430
  Inventories                                      278,766            128,896                      --                       407,662
   Prepaid expenses and other
     current assets                                 28,752             14,984                (13,516) (a)                    30,220
                                          -----------------  -----------------  ----------------------        ----------------------
    Total current assets                           640,823            160,331                  26,557                       827,711
Net property, plant and                            261,234             77,244                      --                       338,478
   equipment
Intangible assets                                  279,731                 --                  72,982 (c)                   352,713
Other assets                                        24,611              3,928                 (3,095) (a)                    25,444
                                          -----------------  -----------------  ----------------------        ----------------------
                                                $1,206,399           $241,503                 $96,444                    $1,544,346
                                          =================  =================  ======================        ======================
LIABILITIES AND
  SHAREHOLDERS' EQUITY
Current liabilities:
  Accrued interest expense                        $  4,265            $ 1,739                $(1,739) (a)                  $  4,265
  Accounts payable and other
    accrued expenses                               153,008             48,175                   (368) (a)
                                                                                                3,000 (d)                   203,815
                                          -----------------  -----------------  ----------------------        ----------------------
    Total current liabilities                      157,273             49,914                     893                       208,080
Long-term debt                                     314,400             68,916                (68,916) (a)
                                                                                              176,500 (e)                   490,900
Other long-term liabilities                        109,870              7,703                 (7,703) (a)                   109,870
Shareholders' equity:
  Common stock                                      52,277                 --                   4,000 (f)                    56,277
  Paid-in capital                                  112,660                 --                 106,640 (f)                   219,300
  Retained earnings                                497,672                 --                      --                       497,672
  Accumulated other
    comprehensive income                           (5,895)                 --                      --                       (5,895)
  Treasury stock                                  (31,858)                 --                      --                      (31,858)
  Net investment in                                     --            114,970               (114,970) (g)                        --
    Subsidiaries
                                          -----------------  -----------------  ----------------------        ----------------------
    Total Shareholders' equity                     624,856            114,970                 (4,330)                       735,496
                                          -----------------  -----------------  ----------------------        ----------------------
                                                $1,206,399           $241,503                 $96,444                    $1,544,346
                                          =================  =================  ======================        ======================

(a) Adjusted to reflect the elimination of assets not acquired and liabilities not assumed in the Acquisition of HDM.

(b) Adjusted to reflect the termination of HDM as a participant in the Lifestyle Receivables Facility.

(c)  Adjusted to reflect  intangible  assets pursuant to the acquisition of HDM.
     Based upon third-party valuation, $51,100 of the intangible assets were allocated to trademarks and trade names with the balance allocated to goodwill. All the intangible assets acquired were determined to have indefinite lives and will not be amortized; however, will be tested annually for impairment.

(d) Adjusted to reflect accrual for charges associated with the closing of certain Drexel Heritage manufacturing facilities.

(e) Adjusted to reflect additional borrowings from the Company's existing credit facility in connection with the acquisition.

(f) Adjusted to reflect the issuance of four million shares of the Company's common stock in connection with the acquisition.

(g) Adjusted to reflect the elimination of the equity of HDM that existed prior to the acquisition of HDM by the Company.




                                                 Furniture Brands International, Inc.
                                         Pro Forma Condensed Combined Statement of Operations
                                                              (Unaudited)

(Dollars in thousands,                                                Nine Months ended September 30, 2001
 except per share data)                   ------------------------------------------------------------------------------------------

                                                     Historical                                    Acquisition
                                          ------------------------------------  ----------------------------------------------------
                                            Furniture Brands          HDM                Pro Forma                     Pro Forma
                                              International                             Adjustments
                                         ------------------  -----------------  ----------------------        ----------------------

Net sales                                       $1,414,512           $323,903                      --                    $1,738,415
Cost of sales                                    1,062,135            253,994                      --                     1,316,129
                                         ------------------  -----------------  ----------------------        ----------------------
Gross profit                                       352,377             69,909                      --                       422,286
Selling, general and
  administrative expenses                          266,024             49,036                      --                       315,060
Asset impairment charges                            18,000                 --                      --                        18,000
Allocated costs, Lifestyle
  Furnishings International Ltd.                        --              5,739                 (5,739) (a)                        --
                                         ------------------  -----------------  ----------------------        ----------------------
Earnings from operations                            68,353             15,134                   5,739                        89,226
Interest expense                                    17,505             18,081                (18,081) (b)
                                                                                                7,360 (c)                    24,865
Other income (expense), net                          2,209               (73)                      --                         2,136
                                         ------------------  -----------------  ----------------------        ----------------------
Earnings before income tax expense                  53,057            (3,020)                  16,460                        66,497
Income tax expense                                  17,858            (1,056)                   6,008 (d)                    22,810
                                         ------------------  -----------------  ----------------------        ----------------------
Net earnings                                       $35,199          $ (1,964)                 $10,452                       $43,687
                                         ==================  =================  ======================        ======================
Weighted average common and common equivalent shares outstanding (in thousands):
    Basic                                           50,275                 --                   4,000 (e)                    54,275
    Diluted                                         51,255                 --                   4,000 (e)                    55,255
Net earnings per common share:
    Basic                                            $0.70                 --                      --                         $0.80
    Diluted                                          $0.69                 --                      --                         $0.79





                                                 Furniture Brands International, Inc.
                                         Pro Forma Condensed Combined Statement of Operations
                                                             (Unaudited)

(Dollars in thousands,                                               Twelve Months ended December 31, 2000
 except per share data)
                                        -----------------------------------------------------------------------------------------
                                                      Historical                                   Acquisition
                                        -------------------------------------  --------------------------------------------------
                                         Furniture Brands          HDM                Pro Forma                   Pro Forma
                                           International                             Adjustments
                                         ------------------  -----------------  ----------------------      -----------------------

Net sales                                       $2,116,239           $503,912                      --                   $2,620,151
Cost of sales                                    1,569,380            385,485                      --                    1,954,865
Restructuring and asset
  impairment charge                                     --              2,784                      --                        2,784
                                         ------------------  -----------------  ----------------------      -----------------------
Gross profit                                       546,859            115,643                      --                      662,502
Selling, general and
  administrative expenses                          354,245             63,404                      --                      417,649
Restructuring and asset
  impairment charge                                     --             10,961                      --                       10,961
Allocated costs, Lifestyle
  Furnishings International Ltd.                        --              7,900                 (7,900) (a)                       --
                                         ------------------  -----------------  ----------------------      -----------------------
Earnings from operations                           192,614             33,378                   7,900                      233,892
Interest expense                                    36,389             27,826                (27,826) (b)
                                                                                               12,955 (c)                   49,344
Other income (expense), net                          9,772              1,621                      --                       11,393
                                         ------------------  -----------------  ----------------------      -----------------------
Earnings before income tax expense                 165,997              7,173                  22,771                      195,941
Income tax expense                                  57,574              2,549                   8,311 (d)                   68,434
                                         ------------------  -----------------  ----------------------      -----------------------
Net earnings                                      $108,423             $4,624                 $14,460                     $127,507
                                         ==================  =================  ======================      =======================
Weighted average common and common equivalent shares outstanding (in thousands):
    Basic                                           49,532                 --                   4,000 (e)                   53,532
    Diluted                                         50,443                 --                   4,000 (e)                   54,443
Net earnings per common share:
    Basic                                            $2.19                 --                      --                        $2.38
    Diluted                                          $2.15                 --                      --                        $2.34


(a) Adjusted to reflect the reversal of allocated charges (allocation of Lifestyle corporate headquarter expenses) included in HDM's combined statement of operations. The financial statements of the acquired companies included all expenses of a stand-alone corporation before the allocation of the management fee. The only incremental expenses to be incurred by the Company as a result of the acquisition relates to additional interest expense resulting from an increase in long-term debt.

(b) Adjusted to reflect the reversal of interest expense included in HDM's combined statement of operations.

(c) Adjusted to reflect increased interest expense to the Company related to borrowings under the Company's existing credit facility in connection with the acquisition of HDM.

(d) Adjusted to record the income tax effect of all adjustments at a rate of 36.5%.

(e) Adjusted to reflect additional shares of the Company's common stock issued in connection with the acquisition of HDM.



                                    SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      Furniture Brands International, Inc.


                              By:     /s/  Steven W. Alstadt
                                      ---------------------------------
                                      Steven W. Alstadt
                                      Controller and Chief Accounting Officer





Dated:  June 25, 2002